Exhibit 10.5

Rand Capital Management, LLC
(A Delaware Limited Liability Company)

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of January 16, 2002

LIMITED LIABILITY COMPANY AGREEMENT

__________________

RAND CAPITAL MANAGEMENT, LLC

     This LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of Rand Capital Management, LLC, a Delaware limited liability company (the "Company"), is entered into this 16th day of January, 2002, by the Member set forth on Schedule A attached hereto as such Schedule A may be amended from time to time pursuant to this Agreement. The Member agrees as follows:

RECITALS

     WHEREAS, on January 14, 2002, an authorized person filed a Certificate of Formation forming the Company as a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101 et seq. (as amended from time to time, the "Act"), with the Secretary of State of the State of Delaware (as such certificate may be amended from time to time by additional filings with the Secretary of State of the State of Delaware, the "Certificate"); and

    WHEREAS, the Member has agreed to enter into this Agreement to continue the Company for the sole purpose of managing one or more small business investment companies licensed under the Small Business Investment Act of 1958, as amended (each, an "SBIC"), and to operate the Company in accordance with the terms and subject to the conditions set forth in this Agreement.

    NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Member, intending legally to be bound, agrees as follows:

ARTICLE 1
DEFINITIONS

    As used herein, the following capitalized terms shall have the meanings specified in this Article unless the context otherwise specifies. Other terms are defined in the text of this Agreement; and, throughout this Agreement, those terms shall have the meanings respectively ascribed to them. Section references, unless otherwise specified, are references to sections of this Agreement.

    "Act" means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101 et seq., as amended from time to time.

    "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with that Person. For purposes of this definition, a Person shall be deemed to control an entity of which he is an officer, director or general partner or in which such Person is the beneficial owner of ten percent (10%) or more of the outstanding voting securities.

    "Agreement" means this written Limited Liability Company Agreement of the Company, which is binding on the Member, as such Agreement may be amended in writing from time to time by the Member.

    "Book Value" means, with respect to any Company asset, the asset's adjusted basis for federal income tax purposes, except that the Book Values of all Company assets shall be adjusted to equal their respective Fair Market Values, in accordance with the rules set forth in Section 1.704-1(b)(2)(iv)(f) of the Regulations, except as otherwise provided in this Agreement, immediately prior to: (a) the date of the acquisition of any additional Interest by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the date of the actual distribution of more than a de minimis amount of Company property (other than a pro rata distribution) to a Member; or (c) the date of the actual liquidation of the Company within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations; provided that adjustments pursuant to clauses (a) and (b) above shall be made only if the Member determines in its sole discretion that such adjustments are necessary or appropriate to reflect the relative economic interests of the Member. The Book Value of any Company asset distributed to the Member shall be adjusted immediately prior to such distribution to equal its Fair Market Value. The Book Value of any Company asset shall be adjusted to reflect any write-down that constitutes a disposition of such asset.

    "Capital Contribution" means, with respect to each Member, any contribution to the capital of the Company by such Member as provided in this Agreement.

    "Certificate" means the Company's Certificate of Formation as filed with the Secretary of State of Delaware, as such Certificate may be amended from time to time by additional filings with the Secretary of State of Delaware.

    "Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provision of any succeeding law.

    "Company" means Rand Capital Management, LLC, a Delaware limited liability company.

    "Conditions of Transfer" shall have the meaning set forth in Section 6.1(a).

    "Fair Market Value" of an asset means its fair market value as determined in accordance with the investment guidelines provided in the Fund Agreement.

    "Fund" means Rand Capital SBIC, L.P., a Delaware limited partnership.

    "Fund Agreement" means the Agreement of Limited Partnership of the Fund, as amended from time to time.

    "Indemnified Party" shall have the meaning set forth in Section 5.4.

    "Interest" means all of the Member's rights and interests in the Company in its capacity as a member of the Fund.

    "Investment Company Act" means the Investment Company Act of 1940, as amended, or any corresponding provision of any succeeding law.

    "Management Committee" shall have the meaning set forth in Section 5.2.

   "Member" means that Member set forth in Schedule A and any additional substitute Member duly accepted pursuant to the terms of this Agreement, provided no such Member has dissociated from the Company pursuant to this Agreement or the Act.

    "Person" means an individual, a general partnership, a limited partnership, a domestic or foreign limited liability company, a trust, an estate, an association, a corporation, or any other legal or commercial entity.

    "Property" means all properties and assets, whether tangible or intangible, that the Company may own or otherwise have an interest in from time to time whether held in the name of the Company or in the name of the Member, manager, agent or other nominee if the Member, manager, agent or nominee is identified or holds himself out as a nominee for the Company.

    "Rand" means Rand Capital Corporation, a New York corporation and business development company as defined in Section 2(a)(48) of the Investment Company Act.

    "Regulations" means the income tax regulations, including any temporary regulations, from time to time promulgated under the Code.

    "SBA" means the U.S. Small Business Administration.

    "SBIC" means a small business investment company licensed under the Small Business Investment Act of 1958, as amended.

    "Tax Matters Member" shall have the meaning set forth in Section 8.5.

    "Transfer" means, when used as a noun, any voluntary sale, hypothecation, pledge, assignment, attachment or other transfer, and, when used as a verb, means voluntarily to sell, hypothecate, pledge, assign or otherwise transfer.

ARTICLE 2
GENERAL PROVISIONS

    2.1 ORGANIZATION. The Member formed the Company as a Delaware limited liability company by filing the Certificate with the Secretary of State of the State of Delaware on January 14, 2002.

    2.2 NAME. The name of the Company is Rand Capital Management, LLC. The Company may do business under that name and under any other name or names approved by the Member. If the Company does business under a name other than that set forth in its Certificate, then the Company shall file a trade name certificate as required by law.

    2.3 PURPOSE. The Company is organized solely to serve as the general partner of Rand Capital SBIC, L.P., a Delaware limited partnership (the "Fund"), which is applying for a license from the SBA to operate as an SBIC, and to operate, manage and maintain the Fund pursuant to the Agreement of Limited Partnership of the Fund, as amended from time to time (the "Fund Agreement"), and, subject to Section 3.01 of the Fund Agreement, one or more additional SBICs that may be formed and licensed in the future, and in furtherance thereof to engage in any lawful act or activity for which a limited liability company may be organized under the Act. In furtherance of the Company's purpose, the Company shall make the initial cash contribution, and the additional contributions, stated in the Fund Agreement.

    2.4 TERM. The Company began upon the filing of the Certificate and shall terminate thirty (30) days following the termination of the Fund, unless the term is extended by the Member.

    2.5 PRINCIPAL OFFICE. The principal office of the Company shall be at 2200 Rand Building, Buffalo, NY 14203, or at any other place designated by the Member.

    2.6 RESIDENT AGENT. The name and address of the Company's initial resident agent in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. Any change in the resident agent or the resident agent's business or residence address shall be timely filed with the Secretary of State of Delaware.

    2.7 MEMBER. The name, present mailing address and maximum Capital Contributions of the Member are set forth on Schedule A hereto.

ARTICLE 3
CAPITAL

    3.1 CAPITAL CONTRIBUTIONS.

        a.    The current maximum Capital Contributions required to be made by the Member pursuant to this Section 3.1 is set forth on Schedule A hereto.

        b.    Except as otherwise provided in this Section 3.1, the Member shall not be required to contribute any capital to the Company. The Member shall not have any personal liability for any obligation of the Company.

        c.    In the event that the Company is required to contribute capital to the Fund, the Member shall make a Capital Contribution to the Company in such amount.

        d.    Each contribution of capital to the Company shall be made by means of a check or by wire transfer of funds to an account designated by the Company.

    3.2 NO INTEREST ON CAPITAL CONTRIBUTIONS. The Member shall not be paid interest on its Capital Contributions.

    3.3 RETURN OF CAPITAL CONTRIBUTIONS. Except as otherwise provided in this Agreement, the Member shall not have the right to receive any return of any Capital Contribution. If the Member is entitled to receive a return of a Capital Contribution, the Company may distribute cash, notes, Property or a combination thereof to the Member in return of the Capital Contribution.

ARTICLE 4
DISTRIBUTIONS

    4.1  DISTRIBUTIONS GENERALLY. Distributions of cash and/or securities received by the Company shall be made to the Member from time to time as determined by the Company in its sole and absolute discretion.

    4.2 DISTRIBUTIONS IN KIND. If any assets of the Company are distributed in kind to the Member, those assets shall be valued on the basis of their Fair Market Value. The profit or loss for each unsold asset shall be determined as if the asset had been sold at its Fair Market Value, and the profit or loss shall be allocated as provided in Section 4.1.

ARTICLE 5
MANAGEMENT: RIGHTS, POWERS AND DUTIES

    5.1 MANAGEMENT.

        a.    Subject to Section 5.2, the Company shall be managed by the Member, which shall have the right, power and authority, to manage, operate and control the business and affairs of the Company and to do or cause to be done any and all acts, at the expense of the Company, deemed by the Member to be necessary or appropriate to effectuate the purposes of the Company. No other person may manage the Company without the prior approval of the SBA and the Member. Except as otherwise provided in the Agreement (including Section 5.2), all decisions and determinations with respect to the management or operation of the Company shall be made by the Member.

        b.    Without limiting the foregoing, the Member may make a decision or determination with respect to the management or operation of the Company in its discretion with respect to the following matters:

               i.    open, maintain and close accounts for the Company and the Fund;

              ii.    retain and dismiss investment bankers, attorneys, accountants, consultants, custodians, contractors, nominees and other agents of the Company and the Fund;

             iii.    execute on behalf of the Company, as general partner of the Fund, any agreement between the Company and the Fund, or any amendment or termination thereof, where the amount at issue is less than $25,000;

            iv.    enter into, make and perform contracts, agreements and other undertakings on behalf of the Company or the Fund with third parties where the amount at issue is less than $25,000; and

             v.      expend any sum of money in an amount less than $10,000.

        c.    To the extent any action by the Company has been appropriately authorized in accordance with this Article 5, the Member shall have the right to act for and bind the Company to such action.

        d.    The Member's board of directors shall at all times be comprised of a majority of individuals who are not "interested persons" (as defined in Section 2(a)(19) of the Investment Company Act) of the Company or the Member. If at any time the Member's board of directors fails to meet this standard, the Member will take action within 90 days to correct that condition.

    5.2 MANAGEMENT COMMITTEE. There is hereby established a management committee of the Company (the "Management Committee"), which initially shall consist of Allen F. Grum, Jr. and Daniel P. Penberthy. The Management Committee shall have the power to cause the Company to make investment decisions on behalf of the Fund, including decisions to acquire or sell or otherwise dispose of investments. All decisions of the Management Committee shall require the unanimous consent of its members. A person may be added to the Management Committee only with the prior written approval of the Member and the SBA. In addition, the Member may remove any or all of the members of the Management Committee in its discretion and with the approval of the SBA. If the Member removes all of such members according to this Section 5.2, then the Member may perform the duties described in this Section 5.2 or appoint one or more Persons to perform such duties, in either case with the approval of the SBA. When making investment decisions, the members of the Management Committee and the Member shall meet the standard of care set forth in Section 3.09 of the Fund Agreement.

    5.3 DUTIES OF CARE. The Member shall exercise its best judgment in carrying out its obligations hereunder. The Member, its Affiliates and the members of the Management Committee shall not be liable to the Company or to one another for any loss suffered by the Company or the Member which arises out of any action or omission of the Member, its Affiliates or a member of the Management Comittee, provided that the action taken or omitted to be taken by the Member, Affiliate or member of the Management Committee was taken or omitted to be taken in good faith and in a manner the Member, its Affiliate of the member of the Management Committee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe its conduct was unlawful.

    5.4 INDEMNIFICATION. Except as otherwise required by law or the provisions of this Agreement, the Company shall indemnify the Member and its owners, directors, officers, employees or agents and the members of the Management Committee (each, an "Indemnified Party") against any losses, liabilities, damages or expenses (including amounts paid for attorneys' fees, judgments and settlements in connection with any threatened, pending or completed action, suit or proceeding) to which any of such Persons may directly or indirectly become subject for action taken or omitted to be taken consistent with the duty of care set forth in Section 5.3; provided, however, that no Indemnified Party shall be entitled to collect any amounts pursuant to the provisions of this Section 5.4 unless such Indemnified Party has previously exhausted such Indemnified Party's claim for indemnification from the Fund for such losses, liabilities, damages or expenses pursuant to the provisions in Section 3.10 of the Fund Agreement.

    5.5 AGREEMENTS WITH MEMBER. The Company may acquire Property from or lease or sell Property to, borrow money from or lend money to, enter into any agreement or contract with, or reimburse for reasonable out-of-pocket expenses incurred in connection with business of the Company, the Member, any Affiliate of the Member or other Person related to the Member, or any member of the Management Committee on such arms-length terms and conditions as the Member shall determine to be appropriate.

ARTICLE 6
TRANSFER OF INTERESTS

    6.1 TRANSFERS.

        a.    The Member may not Transfer an Interest unless all of the following conditions ("Conditions of Transfer") are satisfied:

                i.    the Transfer will not require registration of Interests under any federal or state securities laws;

                ii.    the transferee delivers to the Company a written instrument agreeing to be bound by the terms of this Agreement;

                iii.    the Transfer will not result in the termination of the Company pursuant to Code Section 708;

               iv.    the Transfer will not result in the Company being subject to the Investment Company Act of 1940, as amended; and

                v.    the transferor or the transferee delivers the following information to the Company: (1) the transferee's taxpayer identification number; and (2) the transferee's initial tax basis in the Interest.

        b.    If the Conditions of Transfer are satisfied, then the Member may Transfer all, but not less than all, of its Interest; provided, however, that the transferee shall be admitted as a Member and be entitled to exercise the rights of a Member only, if applicable under the SBIC Act, the consent of the SBA has been obtained and the transferee has executed and delivered this Agreement.

        c.    A transferee that is not admitted as a Member shall have, with respect to the transferred Interest, the economic rights to receive distributions and allocations, and shall have the obligation to make capital contributions pursuant to Section 3.1 but shall not be entitled to vote on matters coming before the Members, participate in the management of the Company, act as an agent of the Company, or have any other non-economic rights of a "member" of the Company.

        d.    The Member hereby acknowledges the reasonableness of the prohibition contained in this Section 6.1 in view of the purposes of the Company. The Transfer of any Interest in violation of the prohibition contained in this Section 6.1 shall be deemed invalid, null and void, and of no force or effect.

        e.    The Member and the transferee of the Member's Interest shall be jointly and severally obligated to reimburse the Company for all reasonable expenses (including attorneys' fees and expenses) of any Transfer or proposed Transfer of the Member's Interest, whether or not consummated.

        f.    The transferee of the Member's Interest shall be treated as having made all of the Capital Contributions made by, and received all of the distributions received by the transferor of such Interest.

ARTICLE 7
DISSOLUTION

    7.1 EVENTS OF DISSOLUTION.

        The Company shall be dissolved and shall commence the winding up of its affairs upon the occurrence of any of the following events: (i) at the time specified by the Member; or (ii) the occurrence of any other event that, under the Act (taking into account the applicable provisions of this Agreement), would cause the dissolution of the Company or that would make it unlawful for the business of the Company to be continued. Notwithstanding the foregoing, the Company shall not be dissolved at any time prior to the dissolution of the Fund.

    7.2 PROCEDURE FOR WINDING UP AND DISSOLUTION. If the Company is dissolved, the Member shall wind up its affairs. On winding up of the Company, the assets of the Company, subject to applicable provisions of the Act, shall be distributed in the following manner and order:

         a.     First, to the payment of the expenses of liquidation;

        b.    Second, in satisfaction of the debts and liabilities of the Company owing to creditors of the Company other than members of the Company;

        c.    Third, to the setting up of any reserves that the Member may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company;

        d.    Fourth, in satisfaction of the debts and liabilities of the Company owing to creditors of the Company that are members of the Company; and

         e.    Thereafter, to the Member.

    7.3 FILING OF CERTIFICATE OF CANCELLATION. If the Company is dissolved, the Member shall promptly file a Certificate of Cancellation with the Secretary of State of Delaware.

ARTICLE 8
BOOKS, RECORDS, ACCOUNTING AND TAX ELECTIONS

    8.1 BANK ACCOUNTS. All funds of the Company shall be deposited in a bank account or accounts maintained in the Company's name. The Member shall determine the institution or institutions at which the accounts will be opened and maintained, the types of accounts, and the Persons who will have authority with respect to the accounts and the funds therein.

    8.2 BOOKS AND RECORDS.

        a.    The Member shall keep or cause to be kept complete and accurate books and records of the Company and supporting documentation of the transactions with respect to the conduct of the Company's business. The records shall include, but not be limited to, complete and accurate information regarding the state of the business and financial condition of the Company, copies of the Certificate and this Agreement and all amendments to the Certificate and this Agreement; a current list of the name and last known business, residence, or mailing addresses of the Member; and the Company's federal, state, or local tax returns.

        b.    The books and records shall be maintained in accordance with sound accounting practices and shall be available at the Company's Principal Office for examination by the Member or the Member's duly authorized representative at any and all reasonable times during normal business hours.

    8.3 ANNUAL ACCOUNTING PERIOD AND FISCAL YEAR. The annual accounting period of the Company and the fiscal year of the Company shall be the calendar year, subject to the requirements and limitations of the Code.

    8.4 REPORTS. Within ninety (90) days after the end of each fiscal year of the Company, the Member shall cause to be sent to each Person who was a Member at any time during the accounting year then ended: (i) an annual compilation report, prepared by the Company's independent accountants in accordance with standards issued by the American Institute of Certified Public Accountants; and (ii) a report summarizing the fees and other remuneration paid by the Company to the Member or any Affiliate in respect of the fiscal year. In addition, within seventy-five (75) days after the end of each fiscal year of the Company, the Member shall cause to be sent to each Person who was a Member at any time during the fiscal year then ended, that tax information concerning the Company which is necessary for preparing the Member's income tax returns for that year. At the request of the Member, and at the Member's expense, the Member shall cause an audit of the Company's books and records to be prepared by independent accountants for the period requested by the Member.

    8.5 TAX MATTERS MEMBER. The Member shall be the Company's tax matters Member (the "Tax Matters Member"). The Tax Matters Member shall have all the powers and responsibilities provided to a tax matters partner in Code Section 6221 et seq. The Tax Matters Member shall keep the Company informed of all notices from government taxing authorities which may come to the attention of the Tax Matters Member. The Company shall pay and be responsible for all reasonable third-party costs and expenses incurred by the Tax Matters Member in performing those duties. The Member shall be responsible for any costs incurred by the Member with respect to any tax audit or tax-related administrative or judicial proceeding against the Member, even though it relates to the Company.

    8.6 TAX ELECTIONS. The Tax Matters Member shall have the authority to make all Company elections permitted under the Code, including, without limitation, elections of methods of depreciation and elections under Code Section 754.

ARTICLE 9
GENERAL

    9.1 ENTIRE AGREEMENT; AMENDMENT.

        a.    This Agreement (together with the Certificate) contains the entire agreement by the Member, in such capacity, relative to the formation, operation and continuation of the Company. This Agreement supersedes all prior written and oral statements, including any prior representation, statement, condition or warranty.

        b.    This Agreement may be modified or amended only by the Member and, if required by the Small Business Investment Act of 1958, as amended, and the regulations thereunder, with the prior written consent of the SBA.

        c.    Upon the advice of counsel to the Company, this Agreement or the Certificate may be amended by the Member from time to time to make such amendments which, in the opinion of counsel, are necessary or advisable to ensure (i) the classification of the Company as a partnership for federal income tax purposes and (ii) the limited liability of the Member (in its capacity as such); provided that any such amendments (x) shall be in writing, (y) shall not reduce the rights of any Member that has not consented to the amendment to receive distributions from the Company and (z) shall be delivered to each Member and to each assignee of a Member who has not been admitted as a Member.

    9.2 ARBITRATION. Any dispute, controversy or claim arising out of, in connection with, or relating to this Agreement or any breach or alleged breach thereof shall be determined and settled by arbitration in Buffalo, New York, pursuant to the rules then in effect of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties, and a judgment rendered thereon may be entered in any court having jurisdiction thereof. This Section 9.2 shall not apply to the SBA.

    9.3 WAIVER OF DEFAULT. No consent or waiver, express or implied, by the Company with respect to any breach or default by the Member hereunder shall be deemed or construed to be a consent or waiver with respect to any other breach or default by the Member of the same provision or any other provision of this Agreement. Failure on the part of the Company to complain of any act or failure to act of the Member or to declare the Member in default shall not be deemed or constitute a waiver by the Company of any rights hereunder.

    9.4 NO THIRD PARTY RIGHTS. None of the provisions contained in this Agreement shall be for the benefit of or enforceable by any third parties, including creditors of the Company.

    9.5 SEVERABILITY. In the event any provision of this Agreement is held to be illegal, invalid or unenforceable to any extent, the legality, validity and enforceability of the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect and shall be enforced to the greatest extent permitted by law.

    9.6 BINDING AGREEMENT. Subject to the restrictions on the disposition of Interests herein contained, the provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, executors, successors and permitted assigns.

    9.7 HEADINGS. The headings of the Sections of this Agreement are for convenience only and do not define, limit or describe the scope of this Agreement or the intent of any of the terms or provisions hereof.

    9.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one (1) agreement that is binding upon all of the parties hereto, notwithstanding that all parties are not signatories to the same counterpart.

    9.9 GOVERNING LAW. All questions concerning the construction, validity, and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the law of the State of Delaware applicable to transactions to be entirely performed therein.

    9.10 USAGE. Any word or term used in this Agreement in any form shall be masculine, feminine, neuter, singular or plural, as proper reading requires.

    9.11 ASSURANCES. The Member shall execute all such certificates and other documents and shall do all such filing, recording, publishing and other acts as the Member deems appropriate to comply with the requirements of law for the formation and operation of the Company and to comply with any laws, rules and regulations relating to the acquisition, operation or holding of the Property of the Company.

    9.12 NOTIFICATIONS. Any notice, demand, consent, election, offer, approval, request or other communication (collectively, a "notice") required or permitted under this Agreement must be in writing and either delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested. Any notice to be given hereunder by the Company shall be given by the Member. A notice to the Company must be addressed to the Company's principal office. A notice delivered personally will be deemed given only when acknowledged in writing by the person to whom it is delivered. A notice that is sent by mail will be deemed given three (3) business days after it is mailed. Any party may designate, by notice to all of the others, substitute addresses or addressees for notices; and, thereafter, notices are to be directed to those substitute addresses or addressees.

    9.13 JURISDICTION AND VENUE. Any suit brought by the Member involving any dispute or matter arising under this Agreement may only be brought in a United States District Court in New York or in any New York state court having jurisdiction over the subject matter of the dispute or matter. The Member hereby consents to the exercise of personal jurisdiction by any such court with respect to any such proceeding. The SBA is not subject to this Section 9.13.

(Signature Page to Follow)

    IN WITNESS WHEREOF, the Member has caused this Agreement to be duly executed as of the date first written above.
The Member

Rand Capital Corporation

By: /s/ Allen F. Grum, Jr.
Name: Allen F. Grum, Jr.
Title: President

:

SCHEDULE A

MEMBERS, MAXIMUM CONTRIBUTIONS
Name and Address of Member	Maximum Contribution	Ownership Percentage

Rand Capital Corporation 2200 Rand Building Buffalo, NY 14203	$50,000	100%

SCHEDULE A                     MEMBERS and MAXIMUM CONTRIBUTIONS